BLUME LAW FIRM, P.C.
                           A PROFESSIONAL CORPORATION
                        Licensed in Arizona and Minnesota
                     11811 North Tatum Boulevard, Suite 1025
                           Phoenix, Arizona 85028-1699
                            Telephone (602) 494-7976
                            Facsimile (602) 494-7313
                           http://www.blumelawfirm.com
                           ---------------------------
                         email: gblume@blumelawfirm.com


                                  June 29, 2002


Ryan Modesto
AZCO Mining, Inc.
7239 N. El Mirage Road
Glendale, Arizona 85307

         Reference:        Registration Statement on Form S-8

     I have acted as counsel to AZCO Mining, Inc., an Arizona corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to 300,000 shares (the "Shares") of Common Stock, $0.002 par value per share, which may be issued under the terms of a Settlement and Release with Anthony Harvey, ARH Management, Ltd., Alan Lindsay and Alan Lindsay and Associates, Ltd. (the "Settlement").

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Settlement, the Certificate of Incorporation of the Company, the amended and Restated Bylaws of the Company, the Annual Report of the Company for 2001 and all Quarterly Reports filed since that time, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the following opinion:

          The  Shares,   when  issued  in  accordance  with  the  terms  of  the
          Settlement, will be duly authorized, validly issued, fully paid and non-assessable.

     I am licensed to practice law in Minnesota and Arizona. I express no opinion as to any law other than the General Corporation Law of the State of Arizona.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                         Sincerely,

Ryan Modesto
Page 2
June 29, 2002

         Reference:  Registration Statement on Form S-8


                         BLUME LAW FIRM, P.C.



                         Gary R. Blume
                         Attorney at Law


GRB/nja